Consolidated Water Reports First Quarter 2022 Results

GEORGE TOWN, Grand Cayman, Cayman Islands, May 12, 2022 -- Consolidated Water Co. Ltd. (NASDAQ Global Select Market: CWCO), a leading developer and operator of advanced water supply and treatment plants, reported results for the first quarter ended March 31, 2022. All comparisons are to the same year-ago period unless otherwise noted.

The company will hold a conference call at 11:00 a.m. Eastern time tomorrow to discuss the results (see dial-in information below).

First Quarter 2022 Financial Highlights

●	Total revenue increased 14% to $19.6 million.
●	Retail revenue increased 11% to $6.3 million.
●	Bulk revenue increased 18% to $7.4 million.
●	Services revenue increased 34% to $4.7 million.
●	Net income from continuing operations attributable to company stockholders was $2.3 million or $0.15 per share.
●	Paid quarterly cash dividend of $0.085 per share ($0.34 on an annualized basis), totaling $1.3 million in dividends in the first quarter of 2022.
●	As of March 31, 2022, cash and cash equivalents totaled $43.1 million, up $2.7 million from $40.4 million as of December 31, 2021, with working capital at $70.9 million, debt of $0.2 million, and stockholders’ equity totaling $158.2 million.

First Quarter 2022 Operational Highlights

●	Reported an increase in water demand in the Cayman Islands, as major airlines resumed flights to the Islands in February and cruise ship tourism returned in March under the government’s COVID-19 reopening plan.
●	PERC Water, Consolidated Water’s subsidiary that develops, designs, builds, operates and manages water infrastructure facilities in the Southwestern U.S., was awarded a major contract to design an advanced water reuse facility in the city of Goodyear, Arizona for Liberty Utilities. The facility will address the increasing demand in Liberty’s service territory in Goodyear and Litchfield Park, with both cities experiencing significant residential and commercial growth over the past decade.
●	Consolidated Water’s specialty manufacturing subsidiary was awarded a contract by the City of Port St. Lucie, Florida to replace membrane elements and upgrade equipment at the city’s 20 million gallons-per-day J.E. Anderson Reverse Osmosis Water Treatment Plant.

Recent Operational Highlight

Consolidated Water was awarded a $20 million seawater desalination plant design, build and operate contract in the Cayman Islands earlier this week.

Management Commentary

“Our first quarter of 2022 showed significant improvements across our retail, bulk, and services segments,” stated Consolidated Water CEO, Rick McTaggart. “As a result, our total revenue for the first quarter increased 14% to $19.6 million, generating net income from continuing operations of $2.3 million or $0.15 per share.

“The results from our manufacturing segment came in below last year’s levels, largely due to adverse global economic conditions that caused raw material and equipment delivery delays and increased our costs. We believe these adverse conditions also resulted in order delays from our existing and prospective customers. However, we believe that the strong advancements we made in other areas of our business resulted in an improved first quarter and set the stage for future earnings growth.

“We are very encouraged by the return of tourism to the Cayman Islands as the country’s COVID-19 reopening plan continues. In February, the Cayman Islands government dropped all post-arrival COVID-19 tests for fully vaccinated travelers, citing a decline in local infection cases. Several major airlines resumed their flights to the islands and cruise ships were welcomed back to the islands in March.

“As a result, we experienced an 8% year-over-year increase in water sales in our Grand Cayman retail service area during the first quarter of 2022. We expect the resurgence of tourism to help our retail water sales return to normal levels over time, as hotels and businesses begin to serve the thousands of tourists and vacationers returning to the islands.

“Our bulk segment results in the quarter improved on higher revenues and continued to operate efficiently and stably, while our services segment benefited from revenues generated from our contract to design an advanced wastewater reuse facility in Arizona. This project is progressing as planned and positively impacted our first quarter financial results. Revenues in this operating segment also benefited from the new operating contracts that we secured over the past year.

“Earlier this week, we announced that we were awarded a contract to design, build and operate a new 2.64 million gallon per day seawater desalination plant in George Town, Grand Cayman for the Water Authority of the Cayman Islands. We believe that winning this contract was the result of our many years of experience designing, building and operating some of the most energy-efficient seawater desalination plants in the world.

“Desalination appears to be the key to alleviating global water scarcity, and especially in the arid southwestern U.S., where they need to take immediate steps to diversify their shrinking water sources by implementing drought-proof resources like desalination.

“Given the overall strong progress in our first quarter, we remain very optimistic about the future of Consolidated Water. Our plans to expand our services revenue in the wastewater reuse market is supported by our strong balance sheet and growing pipeline of potential projects. Combined with our strong financial position, low-cost operating structure, and the inherent synergies between the four segments of our business, we believe we enjoy competitive advantages as we pursue new opportunities in growing markets.”

First Quarter 2022 Financial Summary

Revenue for the first quarter of 2022 was $19.6 million, up 14% compared to $17.1 million in the same year-ago period. The increase was primarily driven by increases of $602,000 in the retail segment, $1.1 million in the bulk segment and $1.2 million in the services segment. The increase in total revenue was partially offset by a decrease of $455,000 in the manufacturing segment.

The increase in retail revenue reflects an 8% increase in the volume of water sold.

The increase in bulk segment revenue is attributable to an increase in energy costs for CW-Bahamas, which increased the energy pass-through component of CW-Bahamas’ rates and, to a lesser extent, an increase of 6% in the volume of water sold by CW-Bahamas.

The increase in services segment revenue was due to increases in both plant design revenue and operating and maintenance revenue.

The decrease in manufacturing segment revenue was due to significant product delivery delays requested by customers as well as continuing delayed shipments of raw materials and supplies to Aerex.

Gross profit for the first quarter of 2022 was $7.1 million or 36.5% of total revenue, up 17% from $6.1 million or 35.8% of total revenue for the same year-ago period.

Net income from continuing operations attributable to Consolidated Water stockholders for the first quarter of 2022 was $2.3 million or $0.15 per basic and diluted share, compared to net income of $1.3 million or $0.08 per basic and diluted share for the same year-ago period.

Net income attributable to Consolidated Water stockholders for the first quarter of 2022, which includes the results of discontinued operations, was $1.7 million or $0.11 per basic and fully diluted share, up from net income of $989,000 or $0.06 per basic and fully diluted share for the same year-ago period.

Cash and cash equivalents totaled $43.1 million as of March 31, 2022, as compared to $40.4 million as of December 31, 2021. The increase was due to cash generated from operating activities.

First Quarter 2022 Segment Results

	Three Months Ended March 31, 2022
	Retail	Bulk	Services	Manufacturing	Total
Revenue	$6,313,200	$7,350,644	$4,743,820	$1,150,241	$19,557,905
Cost of revenue	3,053,740	4,687,119	3,649,180	1,022,102	12,412,141
Gross profit	3,259,460	2,663,525	1,094,640	128,139	7,145,764
General and administrative expenses	3,450,406	310,303	779,974	325,434	4,866,117
Gain on asset dispositions and impairments, net	—	—	12,458	—	12,458
Income (loss) from operations	$(190,946)	$2,353,222	$327,124	$(197,295)	2,292,105
Other income, net					319,727
Income before income taxes					2,611,832
Income tax provision					46,273
Net income from continuing operations					2,565,559
Income from continuing operations attributable to non-controlling interests					241,430
Net income from continuing operations attributable to Consolidated Water Co. Ltd. stockholders					2,324,129
Loss from discontinued operations					(607,314)
Net income attributable to Consolidated Water Co. Ltd. stockholders					$1,716,815

	Three Months Ended March 31, 2021
	Retail	Bulk	Services	Manufacturing	Total
Revenue	$5,711,305	$6,245,970	$3,540,846	$1,605,196	$17,103,317
Cost of revenue	2,707,994	4,155,153	2,721,928	1,391,732	10,976,807
Gross profit	3,003,311	2,090,817	818,918	213,464	6,126,510
General and administrative expenses	3,371,010	377,503	722,020	293,953	4,764,486
Gain (loss) on asset dispositions and impairments, net	(250,000)	1,500	(433)	—	(248,933)
Income (loss) from operations	$(617,699)	$1,714,814	$96,465	$(80,489)	1,113,091
Other income, net					314,608
Income before income taxes					1,427,699
Income tax (benefit)					(2,660)
Net income from continuing operations					1,430,359
Income attributable to non-controlling interests					128,793
Net income from continuing operations attributable to Consolidated Water Co. Ltd. stockholders					1,301,566
Loss from discontinued operations					(312,794)
Net income attributable to Consolidated Water Co. Ltd. stockholders					$988,772

Annual General Meeting of Shareholders

The company has set May 23, 2022 as the date of its Annual General Meeting of Shareholders to be held at 3:00 p.m. Cayman Islands time (4:00 p.m. EDT). The Annual General Meeting will be a “hybrid” meeting of shareholders, meaning shareholders will be able to attend the Annual General Meeting as well as vote during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/cwco2022 or attend the meeting in person at the offices of Consolidated Water Co. Ltd., Regatta Office Park, Windward Three, 4th Floor, West Bay Road, Grand Cayman, KY1-1102, Cayman Islands. Holders of record of the company’s stock as of March 24, 2022 will be entitled to vote at the meeting.

Conference Call

Consolidated Water management will host a conference call tomorrow to discuss these results, followed by a question-and-answer period.

Date: Friday, May 13, 2022

Time: 11:00 a.m. Eastern time (8:00 a.m. Pacific time)

Toll-free dial-in number: 1-844-875-6913

International dial-in number: 1-412-317-6709

Conference ID: 3803259

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact CMA at 1-949-432-7566.

A replay of the call will be available after 1:00 p.m. Eastern time on the same day through May 20, 2022, as well as available for replay via the Investors section of the Consolidated Water website at www.cwco.com.

Toll-free replay number: 1-877-344-7529

International replay number: 1-412-317-0088

Replay ID: 3803259

About Consolidated Water Co. Ltd.

Consolidated Water Co. Ltd. develops and operates advanced water supply and treatment plants and water distribution systems. The company operates water production facilities in the Cayman Islands, The Bahamas and the British Virgin Islands and operates water treatment facilities in the United States. The company also manufactures and services a wide range of products and provides design, engineering, management, operating and other services applicable to commercial and municipal water production, supply and treatment, and industrial water and wastewater treatment. For more information, visit www.cwco.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe", "estimate", "project", "intend", "expect", "should", "will" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to (i) continued acceptance of the company's products and services in the marketplace; (ii) changes in its relationships with the governments of the jurisdictions in which it operates; (iii) the outcome of its negotiations with the Cayman government regarding a new retail license agreement; (iv) the collection of its delinquent accounts receivable in the Bahamas; (v) the possible adverse impact of the COVID-19 virus on the company’s business; and (vi) various other risks, as detailed in the company's periodic report filings with the Securities and Exchange Commission (“SEC”). For more information about risks and uncertainties associated with the company’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the company’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting the company’s Secretary at the company’s executive offices or at the “Investors – SEC Filings” page of the company’s website at http://ir.cwco.com/docs. Except as otherwise required by law, the company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:
David W. Sasnett
Executive Vice President and CFO
Tel (954) 509-8200
dsasnett@cwco.com

Investor Relations Contact
Ron Both or Justin Lumley
CMA
Tel (949) 432-7566
Email Contact

Media Contact:
Tim Randall
CMA
Tel (949) 432-7572
Email Contact

CONSOLIDATED WATER CO. LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2022	2021
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$43,144,541	$40,358,059
Certificate of deposit	2,518,493	2,500,000
Accounts receivable, net	27,000,827	27,349,307
Inventory	3,101,630	2,504,832
Prepaid expenses and other current assets	2,049,841	2,558,822
Contract assets	828,962	489,961
Current assets of discontinued operations	620,535	1,173,741
Total current assets	79,264,829	76,934,722
Property, plant and equipment, net	51,790,999	52,946,539
Construction in progress	1,325,856	710,863
Inventory, noncurrent	4,831,093	4,733,010
Investment in OC-BVI	1,485,096	1,715,905
Goodwill	10,425,013	10,425,013
Intangible assets, net	3,254,166	3,401,666
Operating lease right-of-use assets	2,502,069	2,681,137
Net asset arising from put/call options	203,000	128,000
Other assets	2,166,409	2,204,013
Long-term assets of discontinued operations	21,144,009	21,146,186
Total assets	$178,392,539	$177,027,054

LIABILITIES AND EQUITY
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$3,418,981	$2,831,925
Accounts payable - related parties	715,549	163,947
Accrued compensation	1,138,577	1,435,542
Dividends payable	1,324,195	1,320,572
Current maturities of operating leases	553,613	592,336
Current portion of long-term debt	62,489	62,489
Contract liabilities	579,852	513,878
Deferred revenue	418,315	583,646
Current liabilities of discontinued operations	195,679	182,322
Total current liabilities	8,407,250	7,686,657
Long-term debt, noncurrent	137,433	152,038
Deferred tax liabilities	1,196,042	1,236,723
Noncurrent operating leases	1,995,747	2,137,394
Other liabilities	141,000	141,000
Long-term liabilities of discontinued operations	5,428	7,819
Total liabilities	11,882,900	11,361,631
Commitments and contingencies
Equity
Consolidated Water Co. Ltd. stockholders' equity
Redeemable preferred stock, $0.60 par value. Authorized 200,000 shares; issued and outstanding 28,635 and 28,635 shares, respectively	17,181	17,181
Class A common stock, $0.60 par value. Authorized 24,655,000 shares; issued and outstanding 15,285,523 and 15,243,693 shares, respectively	9,171,314	9,146,216
Class B common stock, $0.60 par value. Authorized 145,000 shares; none issued	—	—
Additional paid-in capital	87,976,319	87,812,432
Retained earnings	61,016,857	60,603,056
Total Consolidated Water Co. Ltd. stockholders' equity	158,181,671	157,578,885
Non-controlling interests	8,327,968	8,086,538
Total equity	166,509,639	165,665,423
Total liabilities and equity	$178,392,539	$177,027,054

CONSOLIDATED WATER CO. LTD.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months Ended March 31,
	2022	2021
Revenue	$19,557,905	$17,103,317
Cost of revenue (including purchases from related parties of $839,432 in 2022 and $155,982 in 2021)	12,412,141	10,976,807
Gross profit	7,145,764	6,126,510
General and administrative expenses (including purchases from related parties of $24,231 in 2022 and $4,429 in 2021)	4,866,117	4,764,486
Gain (loss) on asset dispositions and impairments, net	12,458	(248,933)
Income from operations	2,292,105	1,113,091

Other income (expense):
Interest income	180,687	160,364
Interest expense	(4,081)	(2,860)
Profit-sharing income from OC-BVI	10,125	6,075
Equity in the earnings of OC-BVI	31,766	15,780
Net unrealized gain on put/call options	75,000	131,000
Other	26,230	4,249
Other income, net	319,727	314,608
Income before income taxes	2,611,832	1,427,699
Income tax provision (benefit)	46,273	(2,660)
Net income from continuing operations	2,565,559	1,430,359
Income from continuing operations attributable to non-controlling interests	241,430	128,793
Net income from continuing operations attributable to Consolidated Water Co. Ltd. stockholders	2,324,129	1,301,566
Loss from discontinued operations	(607,314)	(312,794)
Net income attributable to Consolidated Water Co. Ltd. stockholders	$1,716,815	$988,772

Basic earnings (loss) per common share attributable to Consolidated Water Co. Ltd. common stockholders
Continuing operations	$0.15	$0.08
Discontinued operations	(0.04)	(0.02)
Basic earnings per share	$0.11	$0.06

Diluted earnings (loss) per common share attributable to Consolidated Water Co. Ltd. common stockholders
Continuing operations	$0.15	$0.08
Discontinued operations	(0.04)	(0.02)
Diluted earnings per share	$0.11	$0.06

Dividends declared per common and redeemable preferred shares	$0.085	$0.085

Weighted average number of common shares used in the determination of:
Basic earnings per share	15,285,523	15,201,458
Diluted earnings per share	15,435,691	15,356,842